Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company and in the related Prospectuses of our reports dated March 6,2006 with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company, Apartment Investment and Management Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Apartment Investment and Management Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-61409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)
Form S-3 (No. 333-50742)
Form S-4 (No. 333-51154)
Form S-3 (No. 333-52808)
Form S-3 (No. 333-64460)
Form S-3 (No. 333-71002)
Form S-3 (No. 333-71452)
Form S-3 (No. 333-73162)
Form S-3 (No. 333-86200)
Form S-3 (No. 333-101735)
Form S-3 (No. 333-113977)
Form S-3 (No. 333-130735)
Form S-4 (No. 333-90590-01)
Form S-4 (No. 333-90588-01)

Ernst & Young LLP

Denver, Colorado
March 6, 2006